Exhibit 99.1

XL Capital Ltd
XL House
One Bermudiana Road
P. O. Box HM 2245
Hamilton HM JX
Bermuda

Phone: (441) 292-8515
Fax: (441) 292-5280

Press Release

Contact:	David Radulski	Carol A. Parker Trott
	Investor Relations	Media Relations
	(441) 294-7460	(441) 294-7290

XL CAPITAL LTD ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

Hamilton, Bermuda – September 14, 2009 - XL Capital Ltd (NYSE: XL) (“XL” or the “Company”) announced today that the Company and its Chief Financial Officer, Brian
Nocco, have agreed that Mr. Nocco will leave XL effective after year end.

Mr. Nocco, who has served as XL’s CFO since July 2007, has agreed to remain as CFO until year end to ensure a smooth transition.  The Company has initiated a search for a successor to Mr. Nocco.

“We thank Brian for his many contributions at XL during the last two years,” said Mike McGavick, President and CEO of XL. “In particular, Brian helped XL navigate through the extraordinary challenges that XL has faced over the past year.  We wish Brian well in his new endeavors.”

XL Capital Ltd, through its operating subsidiaries, is a leading provider of global insurance and reinsurance coverages to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. More information about XL Capital Ltd is available at www.xlcapital.com.

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